Exhibit 10.1

THE HABIT RESTAURANTS, INC.

2014 OMNIBUS INCENTIVE PLAN

Restricted Stock Award

This award evidences the grant of Restricted Stock (the “Award”) by The Habit Restaurants, Inc., a Delaware corporation (the “Company”), on [            ] to [                    ] (the “Grantee”) pursuant to and subject to the terms of the Company’s 2014 Omnibus Incentive Plan (as from time to time in effect, the “Plan”).

1. Grant of Restricted Stock. The Company grants to the Grantee on the date set forth above (the “Date of Grant”) [            ] shares of Restricted Stock (the “Shares”). No Shares can be acquired by the Grantee pursuant to this Award unless, within 14 days of the Date of Grant, the Grantee has acknowledged and accepted the Award and thereby agreed to its terms by signing a copy of this instrument in the space indicated below and returning it to [            ].

2. Nontransferability of Shares. The Shares acquired by the Grantee pursuant to this Award shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as provided below and in the Plan.

3. Vesting; Forfeiture. The vesting and forfeiture provisions applicable to the Award are set forth in Exhibit A hereto.

4. Compliance with Plan Restrictions; Recovery of Compensation.

(a) By accepting the Award, the Grantee expressly acknowledges and agrees that in addition to the vesting and forfeiture provisions set forth in Exhibit A hereto, the Award (whether or not vested) is subject to forfeiture, and the Grantee and any permitted transferee will be obligated to return to the Company the value received with respect to the Award (including any gain realized on a subsequent sale or disposition of Shares) in accordance with any clawback or similar policy maintained by the Company, as such policy may be amended and in effect from time to time.

(b) The Grantee hereby (i) appoints the Company as the attorney-in-fact of the undersigned to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any Shares that are unvested and forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested Shares hereunder, one or more stock powers, endorsed in blank, with respect to such Shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Shares that are forfeited hereunder.

5. Dividends, etc. The Grantee shall be entitled to receive any and all dividends or other distributions paid with respect to those Shares of which the Grantee is the record owner on the record date for such dividend or other distribution; provided, however, that any property or cash (including, without limitation, any regular cash dividends) distributed with respect to a Share (the “associated share”) acquired hereunder, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, shall be subject to the restrictions of this Award in the same manner and for so long as the associated share remains subject to such restrictions, and shall be promptly forfeited if and when the associated share is so forfeited; and further provided, that the Administrator may require that any cash distribution with respect to the Shares be placed in escrow. Any cash amounts that would otherwise have been paid with respect to an associated share shall be accumulated and paid to the Grantee, without interest, only upon, or within thirty (30) days following, the date on which such associated share vests hereunder (the “Vesting Date”) and any other property distributable with respect to such associated share shall also vest on the Vesting Date.

6. Retention of Certificates. Any certificates representing unvested Shares shall be held by the Company. If unvested Shares are held in book entry form, the undersigned agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions hereof.

7. Legends, Etc. Any certificates representing unvested Shares will bear such legends as determined by the Company that discloses the restrictions on transferability imposed on such Shares as a result of this Award and the Plan. As soon as practicable following the vesting of any such Shares the Company shall cause a certificate or certificates covering such Shares, without the aforesaid legend, to be issued and delivered to the undersigned. If any Shares are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Shares.

8. Certain Tax Matters.

(a) The Grantee has been advised to confer promptly with a professional tax advisor to consider whether the Grantee should make a so-called “83(b) election” with respect to the Shares. Any such election, to be effective, must be made in accordance with applicable regulations and within thirty (30) days following the date this Award is granted and the Grantee must provide the Company with a copy of the 83(b) election prior to filing. The Company has made no recommendation to the Grantee with respect to the advisability of making such an election.

(b) The Grantee expressly acknowledges and agrees that the Grantee’s rights hereunder are subject to the Grantee promptly paying to the Company in cash or by such other means) as may be acceptable to the Administrator in its sole discretion (including through the Company’s withholding of Shares (but not in excess of the minimum withholding required by law), all amounts required to be withheld with respect to U.S. federal, state, local and non-U.S. taxes. The Grantee authorizes the Company and its subsidiaries to withhold such amounts from any amounts otherwise payable to the Grantee, but nothing in this sentence should be construed as relieving the Grantee of any liability for satisfying his or her obligation under the preceding provisions of this Section.

9. Effect on Employment. The grant of the Shares will not give the Grantee any right to be retained as an employee of, or other service provider to, the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Grantee at any time, or affect any right of such Grantee to terminate his or her Employment at any time.

10. Provisions of the Plan. This Award is subject to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant of this Award has been furnished or made available to the Grantee. By accepting this Award, the Grantee agrees to be bound by the terms of the Plan and this Award. All initially capitalized terms used herein will have the meaning specified in the Plan, unless another meaning is specified herein.

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IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer.

The Habit Restaurants, Inc.

By

Dated: [                    ]

The undersigned hereby acknowledges the terms set forth

above and in Exhibit A, and in the Plan, and agrees to be

bound thereby:

[Name of Grantee]

Dated: [                    ]

Exhibit A

[Specific vesting and forfeiture terms to be specified in each grant]